[LETTERHEAD OF SIMON, MASTER & SIDLOW, P.A.]



                 INDEPENDENT AUDITORS' CONSENT


Board of Directors
Cecil Bancorp, Inc.
117 North Street
Elkton, Maryland 21921-5547

      Re:  Cecil Bancorp, Inc.
           Columbian Bank, A Federal Savings Bank 1994 Stock
           -------------------------------------------------
           Option and Incentive Plan
           -------------------------
           Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4

Gentlemen:

  We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-81374 of Cecil Bancorp Form S-4 filed on Form S-8 of our report dated January 21, 1998, appearing in the Annual Report on Form 10-KSB of Cecil Bancorp, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 33-81374.


                              /s/ Simon Master & Sidlow, P.A.

Wilmington, Delaware
October 29, 1998


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